                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                        WHITMAN CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

   [LOGO]
                                                       Whitman Corporation
                                                       3501 Algonquin Road
                                                       Rolling Meadows, Illinois
                                                       60008

                                                       Bruce S. Chelberg
                                                       Chairman and
                                                       Chief Executive Officer

                                         March 22, 1995

       Dear Shareholder:

           We are pleased to invite you to attend the 1995 Annual Meeting of Shareholders of Whitman Corporation, which will be held in the First Chicago Center, One First National Plaza, Dearborn and Madison Streets, Chicago, Illinois, on Thursday, May 4, 1995, commencing at 10:30 a.m., Central Time.

           As more fully set forth in the notice of the meeting and proxy statement which appear on the following pages, the principal items of business at the meeting will be the election of directors and the ratification of the selection of independent public accountants for the year 1995. We will also report to you at the meeting on the business and affairs of the Company.

           Our Annual Report for 1994 accompanies this statement. In accordance with our regular practice, a report of the annual proceedings, including an account of actions taken, will be sent to you following the meeting.

           In order to complete arrangements for the meeting, we would like to know in advance how many shareholders expect to attend. If you plan to attend, please check the box provided on the proxy card.

           Your vote is important no matter how many shares you own. We hope you will be able to attend the meeting in person, but if you cannot, please sign and date the enclosed proxy and return it in the accompanying envelope. PROMPT RETURN OF YOUR PROXY WILL SAVE THE EXPENSE OF SENDING YOU A SECOND PROXY.

                                  /s/ Bruce S. Chelberg

                                    Chairman and Chief Executive
                                    Officer

                              WHITMAN CORPORATION
                    Notice of Annual Meeting of Shareholders

To: Shareholders of Whitman Corporation

    The Annual Meeting of Shareholders of Whitman Corporation will be held in the First Chicago Center, One First National Plaza, Dearborn and Madison Streets, Chicago, Illinois, on Thursday, May 4, 1995, at 10:30 a.m., Central Time, for the following purposes:

    1.  To elect ten directors of the Company;

    2. To consider and vote upon a proposal to ratify the selection of KPMG Peat Marwick LLP as independent public accountants for the year 1995; and

    3.  To act upon such other matters as may properly come before the meeting.

    The close of business on March 8, 1995, has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.

    Please sign and date the enclosed proxy and return it in the accompanying envelope as promptly as possible. If you attend the meeting, you may vote your stock in person if you wish. A proxy may be revoked by appropriate notice to the secretary of the meeting at any time prior to the voting thereof.

                                          /s/ William B. Moore
                                            WILLIAM B. MOORE
                                               Secretary
Rolling Meadows, Illinois
March 22, 1995

                              WHITMAN CORPORATION
              3501 Algonquin Road, Rolling Meadows, Illinois 60008

                                Proxy Statement

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 4, 1995

    This proxy statement, which is first being mailed to shareholders on or about March 22, 1995, is furnished in connection with the solicitation by the Board of Directors of Whitman Corporation (the "Company") of proxies for use at the Annual Meeting of Shareholders to be held on May 4, 1995, and any adjournments thereof. Any shareholder giving a proxy may revoke it at any time before it is voted. The giving of a proxy will not limit the right of a shareholder to vote in person at the meeting.

    There were outstanding at the close of business on March 8, 1995, the record date for determination of the shareholders of the Company entitled to notice of and to vote at the Annual Meeting, 104,839,718 shares of Common Stock entitled to one vote per share. Only shareholders of record as of the record date will be entitled to vote at the meeting or any adjournments thereof. Duly executed proxies will be voted in accordance with the shareholders' specifications marked thereon. If no specifications are marked thereon with respect to one or more proposals, proxies will be voted as to such proposals in accordance with the recommendations of the Board of Directors set forth in this proxy statement. Except for the election of directors, which shall be by plurality vote, the affirmative vote of the holders of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the matter is required for approval of each proposal presented in this proxy statement and of any other matter which may properly come before the meeting. In accordance with Delaware law and the Company's Certificate of Incorporation and By-Laws, an abstention will have the same effect as a vote "Against". Additionally, shares which are not voted by a broker or other nominee on a particular matter will not be considered as "shares present or represented by proxy" for the purposes of calculating whether an affirmative vote has been attained.

    The rules of the Securities and Exchange Commission require that an annual report accompany or precede the proxy materials. However, no more than one annual report need be sent to the same address. Shareholders receiving two or more annual reports in the same household may wish to reduce the total number of annual reports they receive, which will save expense to the Company. If so, please check the appropriate box on the proxy card for the accounts you select. Eliminating these duplicate mailings will not affect receipt of future proxy statements and proxy cards.

                             ELECTION OF DIRECTORS

    Ten directors are to be elected at the Annual Meeting. The directors so elected will hold office as directors until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified. Unless otherwise directed, proxies in the accompanying form will be voted for the nominees listed below. Proxies may also be voted for a substitute nominee or nominees in the event any one or more of the nominees shall be unable to serve for any reason or withdraws from nomination, a contingency not now anticipated. All of the following nominees are present directors of the Company whose terms expire at the 1995 Annual Meeting.

    [PHOTO 1]
                    BRUCE S. CHELBERG                        DIRECTOR SINCE 1988
                     Chairman and Chief Executive Officer
                     Whitman Corporation

                        Mr.  Chelberg,  60,  received  his  BS  degree  from the
                    University of Illinois in 1956 and an LLB degree from the University of Illinois College of Law in 1958. From 1958 to 1981 he was employed by Trans Union Corporation, where he attained the position of President and Chief Operating Officer and director. Mr. Chelberg joined Whitman Corporation in 1982 as Senior Vice President-International.
After holding a number of other positions, he became Executive Vice President of the Company in 1985 and Chairman and Chief Executive Officer in 1992. Mr. Chelberg is a director of First Midwest Bancorp, Inc., Northfield Laboratories Inc. and Snap-on Incorporated, and is a member of the Board of Higher Education for the State of Illinois. He is also a member of the Illinois State Bar Association.

    [PHOTO 2]
                    RICHARD G. CLINE                         DIRECTOR SINCE 1987
                     Chairman and
                     Chief Executive Officer
                     NICOR Inc.

                        Mr. Cline, 60, joined NICOR Inc. as President and  Chief
                    Operating Officer in July, 1985, and became Chairman of the Board and Chief Executive Officer in January, 1986. NICOR is a diversified holding company with subsidiaries engaged in natural gas distribution and containerized liner shipping. For the previous 22 years, Mr. Cline was an executive of
Jewel Companies, Inc. He was elected President of Jewel's Osco Drug, Inc. subsidiary in 1970, President, Chief Operating Officer and a director of Jewel in 1980, and Chairman, President and Chief Executive Officer in 1984. He resigned in 1985 following Jewel's acquisition by another company. He is a director of Pet Incorporated, a director and Deputy Chairman of the Federal Reserve Bank of Chicago, a director of Central DuPage Health System and a Governor of the Illinois Council on Economic Education. Mr. Cline is a 1957 graduate of the University of Illinois, and he serves as a director of the University of Illinois Foundation.

    [PHOTO 3]
                    JAMES W. COZAD                           DIRECTOR SINCE 1986
                     Retired Chairman and
                     Chief Executive Officer
                     Whitman Corporation

                        Mr.  Cozad, 68,  served as Chairman  and Chief Executive
                    Officer of Whitman Corporation from January 1, 1990, until his retirement in May, 1992. For the previous 20 years he served as an officer of Amoco Corporation and its affiliates. He joined Amoco Oil Company in 1969 as Financial Vice President. He became a Vice President of Amoco
Corporation in 1971, a director in 1976, Executive Vice President in 1978 and Vice Chairman in 1983. Prior to joining Amoco, he held positions as an officer of Philip Morris, Inc. and Hygrade Food Products Corporation. Mr. Cozad is also a director of Eli Lilly and Company, GATX Corporation, Inland Steel Industries, Inc. and Sears, Roebuck & Co. and is a trustee of Northern Funds. A graduate of Indiana University, he serves as a director of the Indiana University Foundation and the Chicago Medical School and as President and a director of the Lyric Opera of Chicago. Mr. Cozad is also a life trustee of Northwestern Memorial Hospital.

    [PHOTO 4]
                    PIERRE S. DU PONT                        DIRECTOR SINCE 1990
                     Richards, Layton & Finger, P.A.

                        Governor  du Pont,  60, is a  member of the  law firm of
                    Richards, Layton & Finger, P.A., Wilmington, Delaware. A 1956 graduate of Princeton University, he served in the U.S. Navy from 1957-1960 and received his law degree from Harvard University in 1963. After six years in business with E.I. du Pont de Nemours & Co., Inc., he entered politics in 1968, serving in the Delaware House of Representatives (1968-1970), as a member of the U.S. House of Representatives (1971-1977), and as Governor of the State of
Delaware (1977-1985). He is a trustee of The Northwestern Mutual Life Insurance Company and a director of Louisiana-Pacific Corporation and the American Productivity & Quality Center, Inc. Governor du Pont served as Chairman of the Hudson Institute in 1985-1986 and currently serves as Policy Chairman of the National Center for Policy Analysis.

    [PHOTO 5]
                    ARCHIE R. DYKES                          DIRECTOR SINCE 1985
                     Chairman
                     Capital City Holdings Inc.

                        Dr. Dykes,  64, is  Chairman  of Capital  City  Holdings
                    Inc., Nashville, Tennessee, a venture capital organization. Dr. Dykes served as Chairman and Chief Executive Officer of the Security Benefit Group of Companies from 1980 through 1987. He served as Chancellor of the University of Kansas from 1973 to 1980. Before that he was Chancellor of the University of Tennessee. Dr. Dykes is a director of the
Fleming Companies, Inc., Bradford Capital Partners and the Employment Corporation. He is also a member of the Board of Trustees of the Kansas University Endowment Association and the William Allen White Foundation. He formerly served as Vice Chairman of the Commission on the Operation of the United States Senate and as a member of the Executive Committee of the Association of American Universities.

    [PHOTO 6]
                    HELEN GALLAND                            DIRECTOR SINCE 1981
                     President
                     Helen Galland Associates

                        Helen   Galland,   69,   has   spent   her   career   in
                    merchandising. Following graduation in 1945 from Hunter College with a BA degree in Psychology, she began her business career with Lord & Taylor. In 1950, she joined Bonwit Teller as a buyer, ultimately becoming Senior Vice President and General Merchandise Manager in 1970. In 1975, Mrs. Galland left Bonwit Teller to become President of the
Wamsutta Trucraft Home Fashions Division of M. Lowenstein. She returned to Bonwit Teller in 1980 as Senior Vice President of Fashion and Communications prior to her appointment as President and Chief Executive Officer in that same year. She left Bonwit Teller in 1983 to start her own marketing consulting and business counseling organization. She is also a director of Woolworth Corporation. Mrs. Galland has served as President of The Fashion Group. In 1981, she was named a member of the Board of Directors for the Educational Foundation of the Fashion Institute of Technology. She is also a Vice President and director of the City of Hope Hospital and Research Center and a member of the Board of Advisors of Yankelovich Clancy & Shulman, a research and trend forecasting company.

    [PHOTO 7]
                    JAROBIN GILBERT, JR.                     DIRECTOR SINCE 1994
                     President and Chief Executive Officer
                     DBSS Group, Inc.

                        Mr.  Gilbert,  49,  is  President  and  Chief  Executive
                    Officer of DBSS Group, Inc., a management, planning and international trade advisory firm which he founded in 1992. Between 1990 and 1992, he was an independent consultant concentrating in advisory services, trade consulting and negotiations. During the previous 12 years, he served in several executive capacities with National Broadcasting Company, including Vice President Planning and
Development-NBC Sports, Vice President-Olympics, and Vice President, NBC Television Network and Assistant to the Chief Operating Officer. He is a director of the Woolworth Corporation and the Atlantic Mutual Companies. Mr. Gilbert also serves on the Board of the American Council on Germany and the Carnegie Council on Ethics and International Affairs, and is a permanent member of the Council on Foreign Relations.

    [PHOTO 8]
                    VICTORIA B. JACKSON            DIRECTOR SINCE SEPTEMBER 1994
                     President and
                     Chief Executive Officer
                     DSS/ProDiesel, Inc.

                        Ms.  Jackson, 40,  received her BBA  degree from Belmont
                    University in 1977 and an MBA degree from Vanderbilt University in 1981. Following graduation from college, she joined DSS/ProDiesel, a diesel parts remanufacturing and distribution company based in Nashville, Tennessee, and has subsequently served as its President and Chief Executive
Officer. Ms. Jackson is also a director of Shoney's, Inc. and a member of the board of advisors of Stratco. She has previously served as Chairman of Tennessee's Alcohol and Beverage Commission, as a director of the Association of Diesel Specialists and as a member of the Board of Directors of the Federal Reserve Bank of Atlanta.

    [PHOTO 9]
                    DONALD P. JACOBS                         DIRECTOR SINCE 1988
                     Dean, J. L. Kellogg
                     Graduate School of Management
                     Northwestern University

                        Dr. Jacobs,  67, is  the Gaylord  Freeman  Distinguished
                    Professor of Banking and Dean of the J. L. Kellogg Graduate School of Management of Northwestern University. He has been a member of the Northwestern faculty since 1957, and chaired the Finance Department from 1969 until his appointment as Dean of the Kellogg School in 1975. He also serves as a director of Unicom Corporation, First Chicago Corporation, Hartmarx Corporation, Pet Incorporated, UDC Homes, Inc. and Unocal Corporation. Dr. Jacobs is a 1949 graduate of Roosevelt University and received MA and PhD degrees in Economics from Columbia University.

    [PHOTO 9]
                    CHARLES S. LOCKE                         DIRECTOR SINCE 1991
                     Retired Chairman of the Board
                     and Chief Executive Officer
                     Morton International, Inc.

                        Mr. Locke,  66,  was Chairman  of  the Board  and  Chief
                    Executive Officer of Morton Thiokol, Inc. from 1980 until July 1, 1989, when he was elected to corresponding offices of Morton International, Inc. upon its spin-off from Morton Thiokol. Morton International is a manufacturer of specialty chemicals, automotive safety products and salt. Mr. Locke retired from Morton International in 1994. Mr. Locke is also a director of Avon Products, Inc., NICOR Inc., Northern Illinois Gas Company and Thiokol Corporation. He is Chairman of the Board of Trustees of the Museum of Science and Industry, a director of the Lyric Opera of Chicago and the National Merit Scholarship Corporation, and a member of The Conference Board. He received a BBA degree in 1952 and an MS degree in 1955 from the University of Mississippi.

                              GENERAL INFORMATION

    The Board of Directors of the Company represents the interests of the shareholders as a whole and is responsible for directing the management of the business and affairs of the Company, as provided by Delaware law.

    The Board of Directors held six meetings in 1994. All of the directors attended 100% of both Board and Committee meetings, except that Ms. Galland and Mr. Locke attended 70% of such meetings. The Board of Directors has the following committees:

    The EXECUTIVE COMMITTEE of the Board is constituted by the Board of Directors to act in lieu of the Board and between meetings of the Board. The Committee consists of Bruce S. Chelberg, Chairman, Richard G. Cline, James W. Cozad, Donald P. Jacobs and Charles S. Locke. The Executive Committee did not meet in 1994.

    The AUDIT COMMITTEE functions are to review the audit report of the Company as prepared by its designated certified public accountants, recommend the selection of a certified public accounting firm each year and review audit and any non-audit fees paid to the Company's certified public accountants. The audit reports of the Internal Audit Department are also available for review by the Committee, and the head of that Department regularly attends Audit Committee meetings and gives reports to and answers inquiries from the Audit Committee as required. The Committee reports its findings and recommendations to the Board for appropriate action. The Audit Committee is composed of the following directors: Charles S. Locke, Chairman, Pierre S. du Pont, Helen Galland, Jarobin Gilbert, Jr. and Victoria B. Jackson. During 1994, the Committee held two meetings.

    The MANAGEMENT RESOURCES AND COMPENSATION COMMITTEE is charged with the responsibility of supervising the Company's compensation policies; management evaluation and succession planning; administering the Management Incentive Compensation Plan and the Stock Incentive Plan; reviewing salaries on authority delegated by the Board; approving salary adjustments except those of the Chairman of the Company and the Chief Executive Officer of any operating company; approving significant changes in salaried employee benefits; and recommending to the Board such other forms of remuneration as it deems appropriate. The Committee consists of Richard G. Cline, Chairman, James W. Cozad, Archie R. Dykes and Donald P. Jacobs. During 1994, the Committee held six meetings.

    The COMMITTEE ON DIRECTORS is charged with the responsibility of presenting nominations of prospective Board members to the Board of Directors and to consider other matters pertaining to Board membership, such as meeting dates, retirement policy and compensation of outside directors. The Committee is composed of the following directors: Helen Galland, Chairwoman, Richard G. Cline, and

Pierre S. du Pont. During 1994, the Committee held two meetings. In carrying out its responsibilities relative to finding the best qualified persons to serve as directors, the Committee will consider nominees recommended by other directors, shareholders and management who present for evaluation by the Committee appropriate data with respect to the suggested candidate, consisting of age, business experience, educational background, current directorships, involvement in legal proceedings during the last five years which are material to evaluation of the integrity of the candidate, and an indication of the willingness of the candidate to serve as a director. Each recommendation should be sent to the Secretary of the Company prior to December 1 of each year.

    The FINANCE AND PENSION COMMITTEE supervises the financial affairs of the Company and receives and reviews reports of the Management Committee for the Company's pension plans. The Board has delegated to the Finance and Pension Committee and certain officers its authority to approve financing arrangements involving the borrowing of up to $100 million in any one transaction. It periodically reports to the Board of Directors of action taken to approve financing transactions in excess of $25 million. The Committee consists of Donald P. Jacobs, Chairman, Archie R. Dykes, Jarobin Gilbert, Jr. and Charles S. Locke. During 1994, the Committee held two meetings.

    Directors who are not employees of the Company will receive an annual retainer of $24,000 in 1995, plus $1,000 for each meeting of the Board and $600 for each Board Committee meeting attended. The Chairman of each Board Committee is paid an additional $5,000 annual retainer. Non-employee directors also receive a supplemental retainer consisting of 500 shares of the Company's Common Stock, plus the equivalent fair market value of such shares in cash.

    The Company has established a director emeritus program for eligible non-employee directors. Upon the retirement of an eligible director (mandatory after the term in which the director attains age 70) who agrees to be available to render advice at the pleasure of the Board, such director will be designated as a director emeritus and, depending upon length of service as a director, is paid a retainer of $5,000 per calendar quarter up to a maximum of 40 quarters. In the event of the death of a director who is participating in or who is otherwise eligible for this program, such payments are made to the director's surviving spouse.

                             PRINCIPAL SHAREHOLDERS

    As of March 8, 1995, no person was known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, except as set forth below. The information below is contained in statements on Schedule 13G filed by Cooke & Bieler, Inc., Oppenheimer Group, Inc. and Southeastern Asset Management, Inc., respectively, with the Securities and Exchange Commission, reflecting their shareholdings as of December 31, 1994.

                                                  NUMBER OF SHARES
                                                    AND NATURE OF
                                                     BENEFICIAL         PERCENT
               NAME AND ADDRESS                       OWNERSHIP         OF CLASS
- -----------------------------------------------  -------------------  ------------
Cooke & Bieler, Inc. (1)
1700 Market, Suite 3222
Philadelphia, Pennsylvania 19103...............         5,410,800           5.2 %

Oppenheimer Group, Inc. (2)
Oppenheimer Capital
Oppenheimer Tower
World Financial Center
New York, New York 10281.......................         6,181,043           5.86%

Southeastern Asset Management, Inc. (3)
6075 Poplar Avenue
Suite 900
Memphis, Tennessee 38119.......................        10,009,923           9.5 %

- ------------
(1) Cooke & Bieler, Inc. had sole voting power as to 4,530,500 shares, sole dispositive power as to 5,104,700 shares, and no voting power or dispositive power as to the remainder of the shares held by it.

(2) Oppenheimer Group, Inc. had shared voting power and shared dispositive power as to 6,181,043 shares, which included 6,126,505 shares as to which Oppenheimer Capital had shared voting power and shared dispositive power.

(3) Southeastern Asset Management, Inc. had sole voting power and sole dispositive power as to 8,364,123 shares, shared voting power and shared dispositive power as to an additional 1,520,000 shares, and no voting power or dispositive power as to 125,800 shares.

            SECURITIES OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of March 8, 1995, by each director and nominee for director of the Company, by each executive officer named below, and by all directors and executive officers as a group.

                                                         AMOUNT AND
                                                          NATURE OF
                                                         BENEFICIAL     PERCENT
              NAME OR IDENTITY OF GROUP                   OWNERSHIP     OF CLASS
- ------------------------------------------------------  -------------   --------
Bruce S. Chelberg.....................................     464,544(a)      *
Richard G. Cline......................................       4,250        *
James W. Cozad........................................     369,187(a)     *
Pierre S. du Pont.....................................       1,800        *
Archie R. Dykes.......................................       4,262        *
Helen Galland.........................................       7,380        *
Jarobin Gilbert, Jr...................................         800        *
Victoria B. Jackson...................................         600        *
Donald P. Jacobs......................................       2,763        *
Charles S. Locke......................................       2,500        *
Thomas L. Bindley.....................................     140,377(a)     *
Gerald A. McGuire.....................................     111,400(a)     *
John R. Moore.........................................     218,531(a)     *
J. Larry Vowell.......................................      46,597(a)     *
All Directors and Executive
 Officers as a Group (18 persons).....................   1,703,268(b)      1.61 %

- ------------
*Less than 1%.

(a) Includes shares which the named director or executive officer has the right to acquire within 60 days after March 8, 1995, through exercise of stock options, as follows: Mr. Chelberg, 230,633 shares; Mr. Cozad, 183,000 shares; Mr. Bindley, 116,433 shares; Mr. McGuire, 102,267 shares; Mr. Moore, 106,942 shares; and Mr. Vowell, 25,569 shares.

(b) The number of shares of Common Stock shown as beneficially owned include 810,896 shares which directors and executive officers have the right to acquire within 60 days following March 8, 1995, through the exercise of stock options, 76,433 shares subject to possible forfeiture under outstanding Restricted Stock Awards, and 644 shares representing the vested beneficial interest of such persons under the Company's Retirement Savings Plan.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The table below shows annual and long term compensation for each of the Company's five most highly compensated executive officers for services in all capacities to the Company and its subsidiaries during 1992, 1993 and 1994. Compensation, as reflected in this table and the tables on stock options which follow, is presented on the basis of rules of the Securities and Exchange Commission and does not, in the case of certain stock-based awards or accruals, necessarily represent the amount of compensation realized or which may be realized in the future.

                                                                                           LONG TERM
                                                                                          COMPENSATION
                                                                                   --------------------------
                                                                                             AWARDS
                                                                                   --------------------------
                                                                                                  SECURITIES         ALL OTHER
                                            ANNUAL COMPENSATION                                     UNDER-      COMPENSATION ($)(C)
                           ------------------------------------------------------   RESTRICTED       LYING     ---------------------
   NAME AND PRINCIPAL                                             OTHER ANNUAL         STOCK        OPTIONS
        POSITION             YEAR     SALARY ($)    BONUS ($)   COMPENSATION ($)   AWARDS ($)(D)      (#)
- -------------------------  ---------  -----------  -----------  -----------------  -------------  -----------
Bruce S. Chelberg (a)        1994        585,417      575,000          12,606          185,938        38,300            92,385
 Chairman and Chief          1993        548,333      575,000          13,025          207,514        47,600            78,275
 Executive Officer           1992        491,667      425,000          12,130           -0-          129,200            82,213
Thomas L. Bindley (b)        1994        377,500      280,000           9,702           90,625        18,700            42,586
 Executive Vice President    1993        360,208      280,000          12,440          101,723        23,300            17,186
                             1992        240,038      150,000           4,193           -0-          117,000            -0-
Gerald A. McGuire            1994        306,250      254,000          10,477           78,125        16,000            34,580
 Corporate Vice              1993        289,625      270,000           9,865           84,091        19,400            25,418
 President;
 President and Chief         1992        270,000      134,000           9,586           -0-           48,000            34,921
 Executive Officer,
 Pepsi-Cola General
 Bottlers, Inc.
John R. Moore                1994        319,000      212,000          14,502           70,313        14,600            24,252
 Corporate Vice              1993        303,167       85,000          14,733           74,597        17,100            23,890
 President;
 President and Chief         1992        288,333       95,000          13,311           -0-           48,000            30,487
 Executive Officer, Midas
 International
 Corporation
J. Larry Vowell              1994        267,166      138,000          11,857           73,438        15,200            31,629
 Corporate Vice              1993        251,080      260,000           8,392           78,665        18,100            21,645
 President;
 President and Chief         1992        230,004      272,000           3,765           -0-           48,000            36,606
 Executive Officer,
 Hussmann Corporation

- ------------
(a) Mr. Chelberg became Chairman and Chief Executive Officer in May, 1992. He previously served as Executive Vice President of the Company.
(b)   Mr. Bindley joined the Company as Executive Vice President in April, 1992.
(c) The amounts shown for All Other Compensation are amounts accrued under a nonqualified retirement plan, together with, in the case of Messrs. Chelberg and Bindley, premiums paid by the Company for term life insurance as follows: Mr. Chelberg, $22,755 (1994), $19,875 (1993), and $17,435
      (1992); Mr. Bindley, $3,130 (1994) and $2,570 (1993).
(d) The number of shares of restricted stock and the market value thereof held by Messrs. Chelberg, Bindley, McGuire, Moore and Vowell at December 31, 1994, was as follows: Mr. Chelberg, 22,100 shares ($381,225); Mr. Bindley, 10,800 shares ($186,300); Mr. McGuire, 9,133 shares ($157,550); Mr. Moore,
      8,167 shares  ($140,875) and  Mr. Vowell,  8,567 shares  ($147,775).  Such shares vest ratably over a period of three years. However, as explained in the Report of Management Resources and Compensation Committee on Executive Compensation beginning on page 11, vesting of restricted stock may be deferred from year to year if the performance criteria under the Company's Long Term Performance Compensation Program are not met. Dividend equivalents are paid on restricted stock at the times and in the same amounts as dividends paid to all shareholders.

OPTION/SAR GRANTS IN 1994

    Set forth below is information on stock options granted in 1994 to the executive officers named in the Summary Compensation Table under the Company's Stock Incentive Plan. No SARs were granted.

                                                                                        POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF       PERCENTAGE OF                               ASSUMED ANNUAL RATES OF STOCK
                           SECURITIES       TOTAL OPTIONS                               PRICE APPRECIATION FOR OPTION
                           UNDERLYING        GRANTED TO      EXERCISE OR                           TERM (B)
                             OPTIONS        EMPLOYEES IN     BASE PRICE   EXPIRATION  ----------------------------------
         NAME            GRANTED (#)(A)         1994           ($/SH)        DATE          5% ($)           10% ($)
- -----------------------  ---------------  -----------------  -----------  ----------  ----------------  ----------------
Bruce S. Chelberg......        38,300               5.8          15.688     5/5/04             377,868           957,615
Thomas L. Bindley......        18,700               2.8          15.688     5/5/04             184,494           467,556
Gerald A. McGuire......        16,000               2.4          15.688     5/5/04             157,856           400,048
John R. Moore..........        14,600               2.2          15.688     5/5/04             144,044           365,044
J. Larry Vowell........        15,200               2.3          15.688     5/5/04             149,963           380,046
All Shareholders.......        N/A               N/A             N/A         N/A         1,039,968,381     2,635,549,303

- ------------
(a) All options were granted at a price equal to 100% of the fair market value of the Company's Common Stock at date of grant, which was May 5, 1994. Options become exercisable as to 1/3 on the first anniversary of the date of grant, 2/3 on the second anniversary, and in full on the third anniversary.

(b) The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed annual growth rates mandated by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the Company's stock price. The calculations were based on the Exercise Price of $15.688 per share and the 10-year term of the options.
      No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders proportionately. The last line in the table shows the potential gain to all shareholders if they had purchased their stock on May 5, 1994, at a price of $15.688 per share, and held their stock for 10 years.

AGGREGATED OPTION/SAR EXERCISES IN 1994 AND YEAR-END OPTION/SAR VALUES

    The following table contains information on stock options exercised during 1994 and stock options held at the end of 1994 by the executive officers named in the Summary Compensation Table.

                                                                           NUMBER OF SECURITIES
                                                                          UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                           OPTIONS/SARS HELD AT          IN-THE-MONEY OPTIONS AT
                                          SHARES                           DECEMBER 31, 1994 (#)         DECEMBER 31, 1994 ($)(A)
                                        ACQUIRED ON        VALUE       -----------------------------   ----------------------------
                NAME                   EXERCISE (#)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- -------------------------------------  -------------   -------------   ------------   --------------   ------------   -------------
Bruce S. Chelberg....................       --              --            202,000           113,100        985,334         365,261
Thomas L. Bindley....................       --              --            85,767           73,233         338,719         241,532
Gerald A. McGuire....................       --              --            90,467           44,933         449,843         142,685
John R. Moore........................       --              --            96,375(b)        42,000         475,146         134,844
J. Larry Vowell......................       74,500         361,450        14,469           43,267          55,725         138,240

- ------------
(a) Based on the closing price of the Company's Common Stock ($17.25) on December 31, 1994, as reported for New York Stock Exchange Composite Transactions.

(b)   Includes tandem stock appreciation rights covering 3,175 shares.

PENSION PLANS

    The Company maintains qualified, defined benefit pension plans and nonqualified retirement plans paying monthly benefits in optional forms elected by the employee based upon percentage multipliers which are applied to Covered Compensation and Credited Service. The pension plans and related nonqualified plans were amended effective January 1, 1992, to reinstate benefit accruals that were frozen for most employees as of December 31, 1988, when the Company changed its benefit plan structure. The new benefit formulas provide a normal retirement benefit of 1% of Covered Compensation for each year of Credited

Service (excluding 1989-1991), up to a maximum of 20 years. The changes also include special minimum benefits based on Credited Service accrued through December 31, 1988, and Covered Compensation at retirement.

    The following table reflects future benefits, payable as life annuities upon retirement, in terms of a range of amounts determined under the special minimum benefit formulas mentioned above, at representative periods of Credited Service through December 31, 1988.

                  PROJECTED MINIMUM ANNUAL PENSION (IN 000'S)

                             YEARS OF CREDITED SERVICE AS OF DECEMBER 31, 1988 (2)
      COVERED        ----------------------------------------------------------------------
 COMPENSATION (1)        15          20          25          30          35          40
- -------------------  ----------  ----------  ----------  ----------  ----------  ----------
 $200,000..........  $   34- 45  $   45- 59  $   56- 67  $   68- 75  $   79- 84  $   90- 96
 $300,000..........      51- 68      68- 88      84-101     101-113     118-126     135-144
 $400,000..........      68- 90      90-118     113-135     135-151     158-168     180-192
 $500,000..........      84-113     113-147     141-168     169-188     197-210     225-240
 $600,000..........     101-135     135-176     169-202     203-226     236-252     270-288
 $700,000..........     118-158     158-206     197-235     236-264     276-294     315-336
 $800,000..........     135-180     180-235     225-269     270-301     315-336     360-384

- ------------
(1) Covered Compensation includes salary and bonus, as shown in the Summary Compensation Table, averaged over the five consecutive years in which such compensation is the highest.

(2) The benefits for Messrs. McGuire, Moore and Vowell, who had 38, 23 and 29 years of Credited Service, respectively, at December 31, 1988, may be derived from the pension table.

    The retirement benefits for Messrs. Chelberg and Bindley, who will have 15 and 17 years of Credited Service, respectively, at normal retirement age, will be determined under the new benefit formula (1% of Covered Compensation for up to 20 years of Credited Service). Such benefits are not subject to deduction for social security or other offset amounts. As of December 31, 1994, Messrs. Chelberg and Bindley have accrued benefits payable at normal retirement age of approximately $91,600 and $16,900, respectively.

TERMINATION BENEFITS

    In 1989, the Company entered into amended Severance Compensation and Change in Control Agreements (the "Agreements"), with Messrs. Chelberg, McGuire, Moore and other executive officers, and has entered into similar Agreements with persons subsequently elected executive officers, including Mr. Bindley and Mr. Vowell. The Agreements were a result of a determination by the Board of Directors that it was important and in the best interests of the Company and its shareholders to ensure that, in the event of a possible change in control of the Company, the stability and continuity of management would continue unimpaired, free of the distractions incident to any such change in control.

    For purposes of the Agreements, a "change in control" includes (i) a consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, other than a transaction in which the proportionate ownership of the common stock of the Company and the surviving corporation remains substantially unchanged, (ii) a shareholder approved plan or proposal for the liquidation of the Company, (iii) the acquisition by any person of 25% or more of the Company's voting securities, or (iv) over a two-year period, persons who are directors of the Company cease to constitute a majority of the Board, unless the new directors were approved by a two-thirds vote of the continuing directors.

    Benefits are payable under the Agreements only if a change in control has occurred and within two years thereafter the officer's employment is terminated involuntarily without cause or voluntarily by the officer for reasons such as demotion, relocation, loss of benefits or other changes. The principal benefits to be provided to officers under the Agreements are (i) a lump sum payment equal to three years' compensation (base salary and incentive compensation), and (ii) continued participation in the Company's employee benefit programs or equivalent benefits for three years following termination. If the officer's termination occurs after age 62, separation payments are reduced by a factor based upon the number of months remaining until the officer reaches age 65. The Agreements provide that, if separation payments thereunder, either alone or together with payments under any other plan of the Company, would constitute a "parachute payment" as defined in the Federal Internal Revenue Code and subject the officer to the excise tax imposed by Section 4999 of the Code, the Company shall pay such tax and any taxes on such payment.

    The Agreements are not employment agreements, and do not impair the right of the Company to terminate the employment of the officer with or without cause prior to a change in control, or, absent a potential or pending change in control, the right of the officer to voluntarily terminate his employment.

REPORT OF MANAGEMENT RESOURCES AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Management Resources and Compensation Committee of the Board of Directors of the Company (the "Committee") consists of four non-employee directors. The general responsibilities of the Committee are described on page 5 of this proxy statement.

    INTRODUCTION

    Most of the Company's compensation programs and executive compensation plans have been in effect for many years. The Committee's responsibilities include authorizing and evaluating programs and, where appropriate, establishing relevant performance criteria. The Committee believes that while formula-driven plans can contribute to the profitable growth of the Company and consistent improvement in returns to shareholders, it must also exercise its judgment with respect to portions of an executive's compensation in seeking to link total compensation to corporate and executive performance.

    Actual and potential awards under the Company's programs and plans as well as performance criteria vary in proportion to each executive officer's accountability with respect to policy making and execution. The Company's salary policies and executive compensation plans are expressly constituted to encourage and reinforce individual and collective performance leading to increased shareholder value. The Company's programs also seek to align short and long-term executive compensation opportunities with the interests of shareholders. The short term incentive plan focuses on continuous improvement in annual financial performance. The long term program is designed to reward above average returns to shareholders through stock price appreciation and dividend growth.

    SALARIES

    Base salaries for executive officers of the Company and its subsidiaries are determined pursuant to a widely-used job evaluation system which the Company has had in place for more than 20 years. This system is used to establish salary ranges for all salaried employees of Whitman and its subsidiaries, including the executive officers named in the Summary Compensation Table on page 8. Actual salary ranges are not based exclusively on a formula; nor are companies grouped to assess comparability according to narrowly defined criteria. Salary ranges are derived from each position's required skills and responsibilities and averages of salary levels of hundreds of positions and comparable companies in numerous databases generated by outside consultants. While comparability frequently is measured in terms of companies with similar revenues and diversity, numerous criteria are followed for all positions at the Company and its subsidiaries. The companies used for compensation purposes are not necessarily the same as those included in the S&P Diversified Manufacturing Index, which is used in the performance graph on page 13 to evaluate shareholder return.

    Generally, the performance of each executive officer is evaluated annually and salary adjustments are based on various factors including personal performance, current position in the relevant salary range and comparator company data. Accordingly, the Committee does not have a general policy to set salaries of executive officers at any specific level within the salary range for the particular position. The Committee approves salary actions for approximately 27 key corporate and operating company officers. In the case of Mr. Chelberg and the subsidiary company Presidents, the Board of Directors approves specific salary adjustments upon recommendation of the Committee. In determining the amount of Mr. Chelberg's salary increase in 1994, the Committee considered competitive salary data, the fact that Mr. Chelberg's salary was below the minimum of the salary range established for the Chairman and Chief Executive Officer of the Company, contributions of a strategic nature made by Mr. Chelberg to improve productivity and encourage investments to enhance long term growth, and the excellent results reported by the Company in 1993. Mr. Chelberg's salary remains substantially below the midpoint of the salary range for his position.

    MANAGEMENT INCENTIVE COMPENSATION PLAN

    The executive officers named in the Summary Compensation Table, together with 110 additional executives of the Company and its subsidiaries, participate in the Management Incentive Compensation Plan. Target amounts payable under this Plan are established annually pursuant to the Company's job evaluation system and are proportionate to each participant's accountability for business plans of the Company or a subsidiary. The actual value of compensation earned is based primarily on a formula which relates the target amounts and objectives established by the Committee to corporate and subsidiary financial results and, except for Mr. Chelberg, individual performance objectives. For Whitman corporate executives, the financial performance measurement is budgeted earnings per share (exceeded in 1994); for subsidiary company executives, the financial performance measurement is budgeted operating income (exceeded in 1994 by Pepsi and Midas and not met by Hussmann). The percentage of the target amount related to attainment of financial objectives is 100% for Mr. Chelberg, and 70% for the other executive officers named in the Summary Compensation Table with the balance related to individual performance objectives. The 1994 incentive compensation for Mr. Chelberg was based upon the fact that the earnings per share performance objective set under this Plan was exceeded.

    LONG TERM PERFORMANCE COMPENSATION PROGRAM

    In June, 1992, the Board of Directors of the Company, upon recommendation of the Committee, approved a new Long Term Performance Compensation Program ("Long Term Program"). The Long Term Program is designed to establish performance criteria for the award by the Committee of restricted stock and stock options to senior executives of the Company, including those named in the Summary Compensation Table, under the Company's Stock Incentive Plan. The value of compensation available through the Long Term Program is based on target amounts (expressed in dollars) that will be earned by participants if the Company's cumulative total return to shareholders over multiple-year measuring periods is at the 60th percentile of the S&P 500. Values range from 50% of the target amount for performance equal to the average performance of the S&P 500 to a maximum of 200% of the target amount for performance at the 80th percentile or above.

    Performance cycles under the Long Term Program are for periods of three years ending on each March 31. The shareholder returns for such performance cycles are not precisely comparable to the comparative returns reflected in the performance graph because the graph utilizes calendar years. However, the shareholder return assumptions are the same.

    Following the performance measurement period ending March 31, 1994, shareholder return for the period was at the 50.8 percentile of the S&P 500. Awards were valued at 54% of target. Award values were converted into restricted stock and stock options for 29 senior executives of the Company and its subsidiaries and into stock options for an additional 85 executives. Restricted stock so awarded vests ratably over a three-year period beginning on the first anniversary of the award, subject to continued performance equal to or exceeding the average of the S&P 500, failing which the vesting of such restricted stock will be deferred on a year-by-year basis. Stock options vest over the same three-year period without regard to future performance.

    TAX LAW CHANGES IN DEDUCTIBILITY

    The Omnibus Budget Reconciliation Act of 1994 signed by President Clinton on August 10, 1993, added Section 162(m) to the Internal Revenue Code. That Section limits the deductibility of compensation paid or accrued by the Company to the five most highly compensated employees in excess of $1 million, unless certain forms of compensation meet certain performance or other criteria mandated by law. Proposed regulations implementing Section 162(m) were released December 15, 1993, and amended three times subsequently, but final regulations are not anticipated until mid-1995 at the earliest. The criteria for preserving compensation deductibility are quite complex and could limit the effectiveness of one or more of the Company's compensation programs or overall compensation strategy if followed literally in their present form.

    Mr. Chelberg deferred a portion of his 1994 compensation and intends to defer a portion of his projected 1995 compensation. As a result, it is not anticipated that compensation received by Mr. Chelberg or any of the other executive officers named in the Summary Compensation Table in 1994 or 1995 will not be deductible for tax purposes by reason of the limitations imposed by
Section 162(m). The Committee has not made any determination with respect to the Company's total compensation program as it may be affected by these tax law changes for future years.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The name of each person who served as a member of the Committee in 1994 is set forth below. There are no compensation committee interlocks. Mr. Cozad became a member of the Committee in May, 1992, following his retirement as Chairman and Chief Executive Officer of the Company.

                                 Richard G. Cline, Chairman
                               James W. Cozad
                               Archie R. Dykes
                               Donald P. Jacobs

SHAREHOLDER RETURN PERFORMANCE GRAPHS

    Set forth below is a graph which compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock over the past five years to the cumulative total return of the S&P 500 Composite Index and the S&P Index of Diversified Manufacturing Companies.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            WHITMAN CORP.    S&P 500   S&P DIVERSIFIED MFG
12/31/89            100.00     100.00                100.00
12/31/90             65.64      96.90                 99.13
12/31/91            112.53     126.42                121.51
12/31/92            126.36     136.05                131.71
12/31/93            141.84     149.76                159.89
12/31/94            151.74     153.58                165.51

    In the third quarter of 1990, the Company announced a major restructuring involving, among other actions, a plan to spin-off to shareholders the Company's Pet Incorporated subsidiary, which accounted for approximately one-half of the Company's total sales. The Pet spin-off was completed on April 1, 1991. The following graph compares the cumulative total return on the Company's Common Stock to the S&P 500 Composite Index and the S&P Index of Diversified Manufacturing Companies for the four-year period commencing January 1, 1991, and ending December 31, 1994.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            WHITMAN CORP     S&P 500   S&P DIVERSIFIED MFG
12/30/90            100.00     100.00                100.00
12/31/91            171.45     130.47                122.58
12/31/92            192.52     140.41                132.86
12/31/93            216.10     154.57                161.30
12/31/94            233.98     156.61                166.96

    Shareholder returns in the above performance graphs assume reinvestment of all dividends. Shareholder returns for Whitman further assume that the shares of Pet Incorporated, which were distributed to shareholders in the second quarter of 1991, were sold and the proceeds reinvested in Whitman Common Stock at the end of the quarter in which such shares were distributed.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed, subject to ratification by the shareholders at the forthcoming Annual Meeting, the firm of KPMG Peat Marwick LLP as independent certified public accountants to audit the financial statements of the Company for the year 1995. The total fees for services, including certain non-audit services, paid to that firm in 1994 were approximately $1.1 million.

    Representatives of KPMG Peat Marwick LLP, who have been the Company's auditors since 1973, are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so. In addition, such
representatives  are  expected  to  be  available  to  respond  to   appropriate
questions.

    Should the shareholders fail to ratify the appointment of KPMG Peat Marwick LLP, the Board of Directors will consider this an indication to select other auditors for the following year.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                                 OTHER MATTERS

    The matters referred to in the Notice of Annual Meeting and in this proxy statement are, to the knowledge of management, the only matters which will be presented for consideration at the meeting. If any other matters should properly come before the meeting, the persons appointed by the accompanying proxy will vote on such matters in accordance with their best judgment pursuant to the discretionary authority granted in the proxy.

EXPENSES OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company and its subsidiaries, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, telegraph or other means. Solicitation will also be made by employees of Kissel-Blake Inc., which firm will be paid a fee of $8,500, plus expenses. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

SHAREHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

    From time to time, shareholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the Annual Meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 1996 Annual Meeting must be received by the Company no later than November 24, 1995. Any such proposals, as well as any questions related thereto, should be submitted in writing to the Secretary of the Company.

                                      By order of the Board of Directors.

                                                   WILLIAM B. MOORE
                                                      Secretary
Rolling Meadows, Illinois
March 22, 1995

                               WHITMAN CORPORATION
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
P       THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS -- MAY 4, 1995
R
O    The undersigned hereby constitutes and appoints Bruce S. Chelberg, Thomas
X    L. Bindley and William B. Moore, and each of them, his true and lawful
Y agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Whitman Corporation to be held in the First Chicago Center, One First National Plaza, Dearborn and Madison Streets, Chicago, Illinois on Thursday, May 4, 1995, and at any adjournments thereof, on all matters coming before said meeting.

Election of Directors, Nominees:                  (Change of Address/Comments)

Bruce S. Chelberg, Richard G. Cline,           --------------------------------
James W. Cozad, Pierre S. du Pont,
Archie R. Dykes, Helen Galland,                --------------------------------
Jarobin Gilbert, Jr., Victoria B. Jackson,
Donald P. Jacobs, Charles S. Locke.            --------------------------------
                                               (If you have written in the above
                                               space, please mark the
                                               corresponding box on the reverse
                                               side of this card)


This Proxy also serves as a voting instruction card to the Trustee for shares, if any, held in the trust for the Company's Retirement Savings Plan.

SHAREHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE, AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

                                                                See Reverse side

/X/ Please mark your votes as in this example.                              7802

 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION TO THE CONTRARY IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION
OF DIRECTORS AND FOR PROPOSAL 2 .
- -------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR proposals 1 and 2.

- -------------------------------------------------------------------------------

                                                                                                         SPECIAL ACTION
                              For   Withheld                         For   Against   Abstain
1.  Election of Directors.   /  /    /  /       2. Ratification of  /  /     /  /     /  /       Change of Address/Comments  /  /
(see reverse)                                      independent
For, except vote withheld from the following:      accountants.                                  Discontinue Annual Report   /  /
                                                                                                 Mailing for this Account
- --------------------------------------------
                                                                                                 Will Attend Annual Meeting  /  /


                                                                                      NOTE: Please sign exactly as name appears
                                                                                      hereon. Joint owners should each sign.
                                                                                      When signing as attorney, executor,
                                                                                      administrator, trustee or guardian, please
                                                                                      give full title as such.



                                                                                      -------------------------------------------

                                                                                                                          , 1995
                                                                                      -------------------------------------------
                                                                                      Signature(s)                    Date

                                    APPENDIX

    A picture of each nominee for Director of Whitman Corporation is provided adjacent to the biographical information pertaining to each such nominee on pages 2, 3 and 4 of the printed version.